                                                                    Exhibit 10.2

                                     LEASE

          This indenture made by and between Barton Kent LLC, a Connecticut Limited Liability Company of 272 West Cornwall Road, West Cornwall, Connecticut 06797 hereinafter called the LESSOR and Cyberian Outpost Inc. located at 27 North main Street, Kent CT 06757 hereinafter called the LESSEE.

                                   WITNESSETH

          That the LESSOR has leased and does hereby lease to said LESSEE the following described premises (hereinafter called the "leased premises") situated in said Kent, Connecticut:

                           ARTICLE I-LEASED PREMISES

          The leased premises are located within a shopping center/offices known as Kent Town Center located at 27 North Main Street, Kent Connecticut, and are located in Building North, Unit No: see below **. Said unit consists of approximately 5381 leaseable square feet (the actual amount of leaseable square feet will be confirmed by the LESSOR'S and LESSEE'S architects and this figure will be adjusted accordingly). LESSOR, LESSEE and other tenants of the shopping center and their respective customers, LESSEES, subtenants, agents, employees and invitees; shall have the right to use the portion of the shopping center intended for common use, including but not limited to parking areas, exterior ramps and arcades, which use shall, however, be regulated by the landlord's reasonable rules and regulations and provided such use is not inconsistent with the other provisions of this lease.

                        ARTICLE II-DELIVERY OF PREMISES

          Not applicable

                                ARTICLE III-TERM

          The term of this Lease shall be two (2) years commencing from December 1, 1997. On December 1, 1997 the LESSEE will pay to the LESSOR the first months rent and beginning December 1, 1997, the LESSEE will begin paying the full monthly rental as detailed in Article V of this Lease. In addition, LESSEE is hereby granted six (6) renewal option periods pursuant to Article XV of this lease.

**3A, 3B, 9A, 8, 9B, 7B

                           ARTICLE IV-AUTHORIZED USE

     The leased premises shall be used only as a offices. In the event of a breach of the "use" provision hereof, the term herein shall immediately cease and terminate at the option of the LESSOR as if it were the expiration of the original term.

                                ARTICLE V-RENTAL

     A. That the LESSEE shall pay, in equal monthly payments on the first day of each month in advance, to the LESSOR a rental hereinafter called the base rent as follows:

                                  Base Monthly                       Base Yearly
Rental Period                        Rental                             Rental
1st year                            $4,484.17                         $53,810.00
2nd year                            $4,484.17                         $53,810.00
3rd year
4th year
5th year
6th year
7th year
8th year

                          ARTICLE VI-CARE OF PREMISES

     A. LESSEE shall take good care of the leased premises and shall at its own expense and cost make all repairs and any replacements to those that service the leased premises exclusively, (including but not limited to HVAC, plumbing and electrical) that are not structural, of any nature and at the end or other expiration of the term shall deliver up the leased premises in good order and condition, damages by the elements, fire or other unavoidable casualty, and reasonable wear and tear excepted.

     B. That the LESSEE shall commit no waste upon the leased premises and shall repair at its own expense all broken window and plate glass and peaceably quit and surrender the leased premises at the end of the term or other termination of this Lease, and the LESSEE shall at all times keep the front of the building in an attractive, clean and neat condition; and it shall at its own expense remove all waste materials and refuse from the leased premises promptly and shall not permit them to accumulate.

                     ARTICLE VII-LESSOR'S RIGHT TO INSPECT

     That the LESSEE agrees that the LESSOR and its agents and other representatives shall have the right to enter into and upon said premises or any part thereof at all reasonable hours and upon reasonable prior notice to LESSEE (except in emergency

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

situations), provided same does not interfere with the LESSEE'S business, for the purpose of examining the same or making such repairs or alterations therein as may be required under the terms of this Lease by the LESSOR for the safety and preservation thereof.

                      ARTICLE VIII-LESSOR'S RIGHT TO SHOW

     That the LESSEE also agrees to permit the LESSOR or its agents to show the leased premises at all reasonable hours upon reasonable prior notice to LESSEE, to persons wishing to purchase the same; and, during the last six (6) months of the initial term hereof, or renewal option term, as the case may be, to persons wishing to hire the same.

                       ARTICLE IX-PROMPT PAYMENT OF RENT

     It is agreed that if LESSEE shall fail to pay the rent or any installment thereof as aforesaid within the ten (10) days after same shall become due and payable and/or any additional rent as herein provided, although no demand shall have been made for the same, or if LESSEE shall violate or fail or neglect to keep and perform any of the covenants, conditions, rules, regulations and agreements herein contained on the part of LESSEE to be kept and performed or if demised premises shall become vacant or deserted, then, in each and every such event, from thenceforth and at all times thereafter, at the option of the LESSOR, the LESSEE'S right of possession shall thereupon cease, and the LESSOR shall be entitled to possession of demised premises and to re-enter the same without notice to quit or demand of rent or demand of possession, and may relet the premises as the agent of LESSEE, and receive the rent therefor, upon such terms as shall be satisfactory to the LESSOR, and all rights of the LESSEE to repossess the premises under this Lease shall be forfeited. Notwithstanding anything contained hereinabove in this paragraph, the LESSEE shall not be considered in default unless the subject situation is not cured by the LESSEE within ten (10) days for non-payment of rent and twenty (20) days for all other the LESSOR'S notice to cure is mailed to LESSEE by LESSOR. LESSOR, however, shall not be obligated to give a notice to cure more than two times during each year of the lease term or more than two times each leased year during the extension thereof. Such re-entry by the LESSOR shall not operate to release the LESSEE from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. The LESSOR shall make all reasonable efforts to mitigate the LESSEE'S obligations to the LESSOR by attempting to relet the demised premises. For the purpose of reletting, the LESSOR shall be authorized to make such reasonable repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The LESSEE shall be liable to the LESSOR for the cost of such reasonable repairs or alterations, and all reasonable expenses of such reletting. If the sum realized or to

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

be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this Lease, the LESSOR, at his option, may require the LESSEE to pay such deficiency to be realized during the term of the reletting. The LESSEE shall not be entitled to any surplus accruing as a result of the reletting. The LESSEE agrees to pay, as additional rent, reasonable attorneys fees and other expenses incurred by the LESSOR in enforcing any of the obligations under this Lease. No provision of this Lease shall be deemed to have been waived by LESSOR unless such waiver shall be in writing signed by LESSOR. No payment by LESSEE or receipt by LESSOR of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                             ARTICLE X-TERMINATION

     In the event of any termination of the Lease by the LESSOR for any of the reasons set forth herein or elsewhere in the Lease, termination shall not relieve the LESSEE from its liabilities or responsibilities for the rental payments due hereunder, or for damages to the LESSOR from the LESSEE by virtue of the LESSEE'S breach of the Lease agreement.

                    ARTICLE XI-LESSOR NOT LIABLE FOR DAMAGE

     That it is expressly agreed and understood by and between the parties to this Lease that except for their own fault or negligence, the LESSOR shall not be liable for any damage or injury by water which may be sustained by the LESSEE or other persons or for any damage or injury resulting from the carelessness, negligence or improper conduct on the part of any other tenant or agents or employees.

                       ARTICLE XII-MORTGAGE SUBORDINATION

     That this Lease shall be subject and subordinate at all times to the lien of any mortgages now affecting the leased premises, and to all advances made or hereafter to be made upon the security thereof, and shall be automatically subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon or affecting the premises herein leased. The LESSOR, however, shall, prior to the granting of any mortgage covering the fee interest of the leased premises, obtain from such mortgagee a "Non Disturbance" Agreement, in form reasonably acceptable to counsel to the LESSEE.

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                            ARTICLE XIII-NON-WAIVER

     That upon the failure of the LESSOR to insist upon a strict performance of any of the terms, conditions and covenants herein, it shall not be deemed a waiver of any rights or remedies that the LESSOR may have and shall not be deemed a waiver by them of any subsequent breach or default in the terms, conditions and covenants contained herein. The non-waiver provisions of this Article shall also apply in favor of the LESSEE.

                   ARTICLE XIV-PEACEABLE AND QUIET ENJOYMENT

     That the LESSOR covenants that the LESSEE on paying said rent and performing the covenants aforesaid shall and may peaceably and quietly have, hold and enjoy the leased premises during all of the term and this covenant is a covenant running with the land and will bind any subsequent owner of the leased LESSOR warrants and represents that they are the present fee title owners of the leased premises.

                     ARTICLE XV-OPTION TO EXTEND LEASE TERM

     (a) The lease term may be extended provided the LESSEE is not in default under this lease, for six (6) additional option terms, the first two (2) year option period will begin immediately upon expiration of the initial term, the second two (2) year option period shall begin immediately upon expiration of the first two (2) year option period and the third two (2) year option period shall begin immediately after the expiration of the second two (2) year option period upon the same terms and conditions as herein set forth, except the annual rental payable monthly shall be:

The LESSEE agrees to pay to the LESSOR without prior demand therefore a base rental for each successive year of this lease which shall be see below payable
                                                             ---------
in equal monthly installments in advance, on the first day of each and every month of each such lease year.

     (b) LESSOR shall also pay additional rent computed in accordance with paragraph XVII, XVIII and XIX of this Lease.
     (c) This option to extend shall not be available to LESSEE if it is in default of any of the terms of this Lease.
     (d) Each option as described in Article XV shall automatically be exercised unless the LESSEE notifies the LESSOR that it does not want to exercise the next option herein by certified mail no less than one hundred eighty (180) days prior to the expiration of this Lease, or any option period.
     (e) This option is personal to the LESSEE and shall not be sublet or assigned without the prior written consent of the LESSOR.
First 2 year option $11.00 ft and $12.00 ft (second year);
Second 2 year option $12.00 ft and $13.00 ft (fourth year);
Third 2 year option $14.00 ft and $15.00 ft (sixth year)

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

     (f) During any option period herein, LESSEE can cancel the balance of the term by giving the LESSORS one year's notice.

                       ARTICLE XVI-UTILITIES AND CHARGES

     The LESSEE shall pay any and all utilities used and consumed in the leased premises, including but not limited to, electricity, gas, telephone, plus $30.00 per month for electric outside after normal business hours.

     LESSEE agrees not to use excessive amounts of water so as to adversely affect the well(s) that serve the demised premises.

                    ARTICLE XVII-TAXES AND SEWER ASSESSMENT
                               ADDITIONAL RENTAL

     Not applicable.

                   ARTICLE XVIII-INSURANCE-ADDITIONAL RENTAL

     Not applicable.

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

          ARTICLE XVIII-COMMON FACILITIES AND AREAS ADDITIONAL RENTAL

     The LESSEE shall pay as additional rent hereunder CAM for unit 13 only of LESSOR'S total operating costs of the common facilities and areas as the gross rentable floor area of the leased premises bears to the gross rentable floor area of all buildings of the LESSOR in the shopping center, which additional rent will be pale in advance in equal monthly installments together with the rental as described in Article V.

     For the purposes of this Article, LESSOR'S "total operating costs of common facilities and areas' is defined as including all of LESSOR'S portion of the cost and expense (excluding any cost or expense that should be properly capitalized on the books and records of the LESSOR) of operating and maintaining the common facilities and areas in the office and shopping center and shall be deemed to include without limitation, landscaping, trash removal, sanitary control, cleaning, lighting, snow removal, protection, repairs, policing, and LESSOR'S overhead expenses for administrating the same.

     Until such time as the LESSOR'S total operating costs of the common facilities and areas can be ascertained, the LESSEE shall pay (* Cam for 7B) as additional rent $197.67 per month in advance together with the rental as described in Article V. As soon as practical, the LESSOR will calculate the LESSEE'S actual costs hereunder and an adjustment will be made to the amount actually paid by the LESSEE to the LESSOR hereunder.

                          ARTICLE XX-SECURITY DEPOSIT

     The LESSEE shall deposit at the time of the signing of this lease, the sum of $2,500.00 (already given) DOLLARS and no cents ($ 2,500) with the LESSOR as a security deposit for the faithful performance of the terms and conditions of this Lease. Said security deposit will be returned without interest to the LESSEE thirty (30) days after the termination of the term of this Lease provided the LESSEE is not in default of this Lease and has complied with all of the terms and conditions thereof, including but not in limitation, the restoration of the leased premises to their condition at the time of the commencement of the Lease, ordinary wear and tear excepted.

                   ARTICLE XXI-INDEMNIFICATION-HOLD HARMLESS

     Except for their own fault or negligence, the LESSEE agrees at all times it will indemnify and save, protect and keep harmless the LESSOR and the leased premises from every and all costs, loss or damage, liability, expense, penalty and fine whatsoever, which may arise from or be claimed against the LESSOR or the leased premises by any person or persons, for any injuries to person or property, or damage of whatever kind or character

                                       7
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consequent, upon or arising from the use or occupancy of the leased premises by the LESSEE or consequent upon or arising from any neglect or fault of the LESSEE or its agents and employees in the use and occupancy of the leased premises.

                             ARTICLE XXII-INSURANCE

     A. During the term of this Lease, the following insurance coverages shall be maintained on the leased premises: Fire, extended coverage, vandalism, and malicious mischief insurance in appropriate amounts, which insurance shall protect LESSOR'S and LESSEE'S interests, respectively.

     B. LESSEE shall procure and maintain beginning at the lease commencement as described in Article III herein and continuing until this lease and any option expires, at its cost, the insurance coverages required under Section A of this Article.

     C. LESSEE shall procure and maintain, at LESSEE'S cost, comprehensive public liability insurance with limits of liability of not less than $1,000,000.00 for injury to one person, $2,000,000.00 for injury to two or more persons, and property damage coverage on the improvements to the extent of the fair insurable value thereof.

     D. All insurance required to be maintained under this Lease shall be affected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state in which the Leased premises are located. Each policy shall, to the extent possible, name as insureds LESSOR, LESSEE, and any mortgagee of LESSOR, as their respective interests may appear. Each policy shall to the extent obtainable, be written pursuant to an agreement that such policy shall not be cancelled without at least fifteen (15) days notice to the party not required by this Lease to maintain such insurance.

     E. LESSEE shall provide LESSOR with proof of the existence of the required insurance.

     F. LESSOR and LESSEE and all parties claiming under them by way of subrogation or otherwise mutually release each other from all liabilities arising from any hazard covered by insurance with respect to the leased premises, regardless of the cause of the loss. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Such a clause shall be obtained by the parties whenever possible.

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              ARTICLE XXIII-DESTRUCTION BY FIRE OR OTHER CASUALTY

     A. If the leased premises should be totally destroyed by fire or such other casualty, or should be so damaged that rebuilding or repairs cannot reasonably be completed within sixty (60) days from the date of the notice by LESSEE to LESSOR of the happening of the damage, then this Lease shall, at the sole option of LESSEE, terminate.

     B. If the leased premises should be damaged by fire or such other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days from the date of the notice by LESSEE to LESSOR of the happening of the damage, or if LESSEE has not exercised its option to terminate pursuant to Section B of this Article, then, provided that the casualty has occurred either prior to the final twelve (12) months of the initial term of this Lease, or any renewal option term, or during such final twelve (12) months and LESSOR has not exercised its option to terminate this Lease as set forth in this Section, then this Lease shall remain in full effect and LESSOR shall at its sole cost, proceed at once to rebuild or repair the leased premises to substantially the condition in which they existed prior to such damage. If the casualty occurs during the final twelve (12) months of the initial term of this Lease, or any renewal option term, LESSOR shall have the right, at its option, to terminate this Lease by sending notice of termination to LESSEE within ten (10) days from the date of the notice by LESSEE to LESSOR of the happening of the damage, upon which notice this Lease shall terminate.

     C. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent during the period in which the leased premises are untenantable shall be equitably adjusted proportionated to tenantability, in the reasonable objective determination of LESSEE and LESSOR.

     D. Wherever in this Article the phrase "this Lease shall terminate" is used, it shall mean this Lease shall terminate and rent and all charges payable as additional rent shall abate for the unexpired portion of this Lease, effective as of the dates the notice by LESSEE to LESSOR of the happening of the damage (except that LESSEE shall pay rent and additional rent for any portion of the leased premises used by it prior to the time same is surrendered to LESSOR) and LESSEE shall as soon as reasonably possible surrender to LESSOR the leased premises and LESSOR may re-enter and take possession of the leased premises; and, thereafter, LESSEE shall be discharged from this Lease.

     E. If a dispute should arise between LESSOR and LESSEE with respect to the number of days required to repair or rebuild any damage pursuant to this Article, either or both parties shall

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request a mutually agreed upon arbitrator to make a determination of the number of days so required. Such request shall also contain an agreement by the parties to hold the insurance company harmless for any good faith determination made by it. The determination so made shall be conclusive and binding on the LESSOR and the LESSEE.

                ARTICLE XXIV-ASSIGNMENT AND SUBLETTING BY LESSEE

     LESSEE will not sublet the demised premises or any part hereof, or transfer possession or occupancy thereof to any person, firm, partnership or corporation, or transfer or assign this tease without the prior written consent of LESSOR, nor shall any subletting or assignment hereof be effected by operation of law or otherwise than by the prior written consent of LESSOR. However, in neither case shall the LESSOR unreasonably withhold consent to such a subletting or assignment.

                            ARTICLE XXV-CONDEMNATION

     In the event that all or any part of the Demised Premises are taken or condemned by competent authority during the term of this Lease, this Lease will terminate as of the date of transfer of title or the date of taking possession by the condemning authority whichever is earlier. The LESSEE shall not be entitled to any portion of the condemnation award. The entire condemnation award shall be the sole property of the LESSOR; provided, however, that nothing contained herein shall prevent the LESSEE from collecting moving expenses as provided by the Connecticut General Statutes. The LESSOR shall give the LESSEE written notice of any condemnation within five (5) days after the LESSOR becomes aware of such condemnation. There shall be no compensation to LESSEE for destruction of the Lease term. In the event that less than all of the premise are condemned by any competent condemning authority, the LESSEE shall have the right to:

     (a) Terminate this Lease as of the earlier date of the transfer of title or the date of the taking of possession by the condemning authority, in which event any unearned rent paid or credited will be refunded by the LESSOR to the LESSEE; or

     (b) Continue this Lease in full force and effect with a reduced fixed rental commensurate with the reduced area and/or with reduced utilities to the premises in lieu of the amount of rental herein provided, which reduced rental will become effective on the earlier date of the title transfer or the date of such taking. The LESSEE shall elect between these rights and shall give notice to the LESSOR of its election within sixty (60) days after the date when possession of the premises is acquired by the condemning authority. Any taking of fifty (50%) percent or less of the parking area in front of the building shall not be considered a substantial condemnation so as to entitled LESSEE to a reduction of

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rent, provided the rear parking area remains as now established.

                     ARTICLE XXVI-ATTORNEYS FEES AND COSTS

     Upon default by the LESSEE, the LESSEE agrees to pay any reasonable attorneys fees, court costs, or other expenses, incurred by the LESSOR in the successful enforcement of any provision of this Lease.

                              ARTICLE XXVII-SIGNS

     The LESSOR will advise the LESSEE the size and location of any sign that is currently approved for the leased premises.

     In the event the LESSEE desires a sign other than the one already approved for the demised premises, subject to the written approval of the LESSOR, the LESSEE will at its own expense have any sign it requires approved by the Planning & Zoning Commission of the Town of KENT. In the event a zoning variance is required, the LESSEE will at its own expense petition the Zoning Board of Appeals of the Town of KENT to obtain the variance. The failure of the LESSEE to obtain a variance is not a conditioned precedent to the inception of this lease pursuant to its terms.

                          ARTICLE XXVIII-PARKING AREA

     LESSOR shall provide a parking area for the common use of the occupants of the shopping center. LESSEE shall have the nonexclusive right, to use for its intended purposes, such parking area for itself, its employees, agents, invitees and licensees subject, however, to the rights given other LESSEES. LESSOR shall have the right to change the size, location, elevation and/or nature of the parking area. LESSEE to park all employee's cars in rear of parking lot, to make room for customer parking in front and sides.

     LESSEE agrees that it, any concessioner and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where it is permitted by the LESSOR.

     Provided however, that the resulting parking area(s) shall comply with KENT zoning regulations for the continued use and occupancy of the leased premises by the LESSEE and LESSEE'S business operation.

                       ARTICLE XXIX-EASEMENT FOR REPAIRS

     LESSEE shall permit LESSOR or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in and to and through the demised premises, as and to the extent that the LESSOR may now or hereafter deem to be necessary or convenient for the proper operation and maintenance of the building which the demised premises are located or any other portion of the shopping center. All such work shall be done, so far as practical in such a manner as to avoid interference with the LESSEE'S use of the premises.

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

                            ARTICLE XXX-ALTERATIONS

     The LESSEE hereby agrees that any and all alterations, additions, improvements or repairs after the commencement of the Lease as described in
Article III to the leased premises shall be at the LESSEE'S sole cost and expense and that prior to making any alterations, additions, improvements or repairs, the LESSEE shall obtain the written consent of the LESSOR, which consent will not unreasonably be withheld or delayed. All alterations, additions or improvements whether temporary or permanent in character, which may be made on the leased premises either by the LESSOR or the LESSEE shall be the property of the LESSOR and shall remain upon the leased premises without compensation to the LESSEE at the end of the Lease term.

                       ARTICLE XXXI-ESTOPPEL CERTIFICATES

     Each party shall at any time execute, acknowledge and deliver to the other party a statement prepared by the requesting party, in writing certifying to the current status of the Lease stating any modifications to the Lease and the dates to which rental and other charges have been paid.

                  ARTICLE XXXII-BINDING-SUCCESSORS AND ASSIGNS

     It is mutually agreed that the covenants and agreements contained herein shall be binding upon the parties hereto and upon their respective successors and legal representatives and assigns, except as expressly otherwise provided hereinbefore.

                             ARTICLE XXXIII-NOTICES

     A. Any notice to be given to LESSOR under this lease shall be in writing and sent by registered or certified mail, return receipt requested, addressed as follows:

     To:  Barton Kent LLC
          PO Box 97
          West Cornwall, CT 06797

     B. An notice to be given to LESSEE under this Lease shall be in writing and sent by registered or certified mail, return receipt requested, addressed as follows:

     To:  Cyberian Outpost, Inc.
          PO Box 636
          Kent, CT  06757

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

     Each party may change the addresses for notice to it by written notice to the other party, in the manner herein provided.

                            ARTICLE XXXIV-RECORDING

     This Lease shall not be recorded. LESSOR and LESSEE shall at any time, however, upon not less than ten (10) days prior written request by the other party execute, acknowledge, and deliver to the other party an instrument in recordable form, which instrument may be recorded by either party describing such elements of this Lease as are required for a short form recording.

                             ARTICLE XXXV-HOLDOVER

     In no event shall any holding over by the LESSEE constitute a renewal of the term of this Lease.

                           ARTICLE XXXVI-LATE CHARGES

     If the LESSOR has not received the full amount of any rental payment or any additional rental payment by the tenth calendar day after the date it is due, the LESSEE will pay the LESSOR a late charge. The amount of the charge will be 5% of any overdue payment. The LESSEE agrees to pay this late charge promptly.

                            ARTICLE XXXVII-CAPTIONS

     The captions at the head of each article of this lease are inserted for convenience and reference only and are not to be construed as affecting the contents or limiting the scope of the particular articles which they head.

                           ARTICLE XXXVIII-EXECUTION

     This Lease may be executed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

                          ARTICLE XXXIX-MISCELLANEOUS

     A. All agreements in this Lease shall be deemed to be "covenants" as though the words importing such covenants were set forth in each instance.
     B. Words used in the singular shall include the plural as appropriate and words used in the plural shall include the singular as appropriate and words used in any gender shall include the other gender as appropriate.
     C.   References to "this Lease" shall include renewal as appropriate.
     D. Any notice required or permitted under this Lease shall be in writing in accordance with Article XXVIII hereof.
     E. Where any period would otherwise begin or end on a day not a business day, such period shall begin or end on the on the next regular business day.
     F. All schedules annexed to this Lease shall be dated and signed by the parties and shall be a part of this Lease.

                             ARTICLE XXXX-BROKERAGE

     The parties acknowledge that no one is the only broker in this transaction.

                             ARTICLE XXXXI-SAVINGS

     If any portion of this Lease shall be found invalid, such invalidity shall not affect the validity of the remainder of this Lease.

                        ARTICLE XXXXII-ENTIRE AGREEMENT

     This Lease contains all the agreements made between the parties and may not be modified other than by an agreement in writing signed by each of the parties or its respective successor in interest.

                        ARTICLE XXXXIII-HAZARDOUS WASTE

     LESSEE shall indemnify and hold LESSOR harmless from any liability arising in conjunction with the removal, leakage and disposition by LESSEE of any hazardous waste materials including but not limited to leakage from any tanks, storage facilities or related materials. LESSEE further agrees to comply with all regulations of the Department of Environmental Protection of any local, state or federal municipal agency. LESSEE further agrees that the provisions of this Article shall bind the principals of LESSEE individually who will sign this Lease acknowledging their personal guaranty as to this provision only for which they shall be personally responsible and act as sole guarantors; but only to the extent as follows: (i) said indemnity applies only to the actual conduct of LESSEE and/or his agents and employees, and as to the acts of conduct of LESSOR or any prior LESSEE of the leased premises or to any adjoining LESSEE; (ii) said indemnity shall be extinguished upon the assignment of this Lease by LESSEE, provided the new LESSEE gives both a corporate and personal guarantee relative to hazardous waste, as included in this Lease.


     The LESSOR covenants and agrees to indemnify and to save and hold the LESSEE harmless from any and all loss, damage, or liability incurred by LESSEE in the clean-up or mitigation of any discharge or spill caused by the LESSOR and not LESSEE for which the LESSOR shall be found responsible and which indemnification shall include costs and attorney's fees incurred by the LESSEE in the defense of any environmental enforcement action and in the enforcement of LESSOR'S obligations under this Article.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 2/nd/ day of December, 1997.

                                                  Barton Kent LLC
                                       -----------------------------------------
                                       (LESSOR)


                                       BY: /s/ Dale Barton
----------------------------------         -------------------------------------
                                             Duly Authorized Member

----------------------------------

                                       BY: /s/ Darryl Peck
----------------------------------         -------------------------------------
                                            Cyberian Outpost, Inc.
                                            Its President
                                            Duly Authorized

----------------------------------

STATE OF CONNECTICUT
                      ss:
COUNTY OF FAIRFIELD

     The foregoing instrument was acknowledged before me by Dale Barton, a Member of Federal Road Brookfield LLC, duly authorized to be their free act and deed and the free act and deed of Federal Road Brookfield LLC on this the 5/th/ day of December, 1997.

                                       /s/ Melanie Chernak
                                       -------------------------------------
                                       Notary Public

STATE OF CT
                    ss.
COUNTY OF LITCHFIELD

     The foregoing instrument was acknowledged before me by Darryl Peck, President of Cyberian Outpost to be his free act and deed and the free act and deed of said Cyberian Outpost on this the 2/nd/ day of December, 1997.

                                       /s/ Melanie Chernak
                                       -------------------------------------
                                       Notary Public

                               GUARANTY OF LEASE



     GUARANTY given by Cyberian Outpost, Inc., the undersigned, to Barton Kent LLC, a Limited Liability Company.

     The undersigned, .in consideration of the letting by Barton Kent LLC, as LESSOR, of the premises located at 27 North Main Street Kent, Connecticut, to Cyberian Outpost, Inc. of 27 North Main Street, Kent, Connecticut, as LESSEE, under a certain lease dated December 2, 1997 does hereby covenant with the LESSOR that if default shall at any time be made by the LESSEE in the payment of rent or in the performance of any other covenants contained in such lease, the undersigned will pay to the LESSOR, his personal representatives: or assigns the rent or any arrears thereof, and all damages that may arise in consequence of any default by the LESSEE under such lease, on receipt of written notice of such default from the LESSOR, his personal representatives, or assigns. This guaranty shall continue for the initial term of the lease or any renewal option term from the date of the signing of the lease and be of no force and effect thereafter.

     In witness whereof the undersigned has signed this guaranty.

                                           /s/ Darryl Peck
                                           -------------------------------------
                                           Darryl Peck, President
                                           Cyberian Outpost, Inc.